EXHIBIT 10.56


                              EMPLOYMENT AGREEMENT


      This AGREEMENT made effective July 24, 2000 between DIANON SYSTEMS, INC. a Connecticut corporation, and any successor thereto, hereinafter referred to as the "Company", and JACK SNYDER, M.D., residing at 1653 Lindsay Drive, North Wales, Pennsylvania 19454.

                                   WITNESSETH:

      WHEREAS, the Company wishes to employ Jack Snyder, M.D. and Jack Snyder, M.D. wishes to accept such employment, in each case on the terms and subject to the conditions set forth below; and

      WHEREAS, the services that Jack Snyder, M.D. should render hereunder to the Company are unique and valuable; and

      WHEREAS, the parties desire to reduce the terms and conditions of Jack Snyder, M.D.'s employment to writing;

      NOW, THEREFORE, in consideration of the terms and conditions and the mutual covenants contained in this Agreement, the Company and Jack Snyder, M.D. hereby agree as follows:

      1.    Employment
            ----------

            The Company hereby employs Jack Snyder, M.D. as of the first full day of service he provides to the Company hereunder which shall be no later than August 1, 2000 and Jack Snyder, M.D. hereby accepts such employment upon the terms and conditions hereinafter set forth. The parties acknowledge that Jack Snyder, M.D.'s employment with the Company is at will and terminable by either party at any time with or without cause.

      2.    Duties and Responsibilities
            ---------------------------

            Jack Snyder, M.D., as Chief Medical Officer, shall perform with continuous diligence those activities assigned to Jack Snyder, M.D. by the Company's President or, in the absence of a President, its Board of Directors. Commencing with the first full day of service he provides to the Company hereunder, Jack Snyder, M.D. will be elected as Chief Medical Officer of the Company.

      3.    Term
            ----

            This Agreement shall begin on the effective date hereof and continue until terminated under the terms contained herein.




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      4.    Salary and Incentive Program
            ----------------------------

            This Agreement shall compensate Jack Snyder, M.D. for his services during the term of this Agreement commencing with the first full day of service he provides to the Company hereunder on a salaried basis paid in installments at a rate determined by the Company from time to time, and the Company shall endeavor annually to perform a salary review, provided that the initial base salary shall be at an annualized rate of $290,000 and the base salary for the position shall not be at a lower annualized rate at any time during the term of this Agreement. Commencing with the first full day of service he provides to the Company hereunder, Jack Snyder, M.D. shall also participate, according to its terms, in any management incentive compensation program maintained by the Company for salaried Grade 18 management employees of the Company during the term of this Agreement. A copy of the Management Incentive Plan currently in effect is attached as Exhibit A.

      5.    Fringe Benefits
            ---------------

            During the term of this Agreement, commencing with the first full day of service he provides to the Company hereunder, the Company shall provide Jack Snyder, M.D. benefits and emoluments as authorized for all other salaried Grade 18 management employees of the Company as they may be modified from time to time by the Company during the term of this Agreement, including at the time of execution of this Agreement, health and medical insurance, life insurance, sick leave, vacation, holidays, an automobile allowance, retirement plan participation and stock purchase plan participation. In addition, the Company shall provide Jack Snyder, M.D. with other benefits as authorized for all other salaried, management physician employees of the Company and as such benefits may be modified from time to time by the Company during the term of this Agreement, including at the time of execution of this Agreement, malpractice insurance, disability insurance, professional license costs and Continuing Medical Education allowance and of professional membership costs up to $1,500 per year, provided that greater costs may also be paid by the Company if the parties so agree.

      6.    Stock Options
            -------------

            Effective on the date this agreement is signed by Jack Snyder, M.D., the Company shall award Jack Snyder, M.D. a Stock Option Grant to purchase 50,000 shares of common stock of the Company at the fair market value on said date, on term, conditions, vesting schedules and expiration dates set forth in the stock option award document attached to this Agreement as Exhibit B.


      7.    Stock Grants
            ------------

            Provided Jack Snyder, M.D.'s employment with the Company continues through the date below without notice of intent to terminate having been given by either party, the Company shall issue to Jack Snyder, M.D. 7,500 shares of common stock of the Company on April 2, 2001. Jack Snyder, M.D. agrees not to sell any such stock for a period of six months from the date of such grant.

      8.    Relocation
            ----------

            The Company shall pay for and reimburse expenses associated with Jack Snyder, M.D.'s relocation connected with his hire and provide local representatives from Prudential Relocation to manage the selling and/or buying process as authorized for other salaried, management employees of the Company and as such expenses that the Company will pay for or reimburse may be modified at any time relevant to the relocation of Dr. Snyder in connection with his hire. Currently, the Company's practice is to pay all costs incurred as part of selling and buying a new home, excluding personal expenses such as property taxes, points and interest, but including real estate commissions, filing fees, moving expenses, attorney fees and reasonable expenses relating to reasonable house hunting trips.

      9.    Termination
            -----------

            a) This Agreement shall terminate on any of the following occurrences:

                  (i)    Jack Snyder, M.D.'s death;


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                  (ii)   Jack Snyder, M.D.'s disability (inability to perform
                         essential job functions with or without reasonable accommodation which reasonable accommodation does not cause undue hardship on Company operations) for a period of 120 days or more unless waived by the Board of Directors;

                  (iii) mutual agreement of the parties reduced to writing signed by both parties;

                  (iv)   voluntary resignation by Jack Snyder, M.D.;

                  (v)    termination by the Company without Stated Cause;

                  (vi)   termination by the Company with Stated Cause.


            b) Cause for termination by the Company shall mean Jack Snyder, M.D.'s

                  (i)    gross negligence;

                  (ii)   intentional insubordination; -

                  (iii)  intentional misconduct;

            c) Good Cause for resignation by Jack Snyder, M.D., shall exist only if one of the following three (3) circumstances occurs within the first 12 months of Jack Snyder, M.D.'s employment with the Company.

                  (i) Without Jack Snyder, M.D.'s expires written consent, any assignment of duties materially inconsistent with his position or material adverse change in his reporting responsibilities, titles or offices or any removal of Jack Snyder, M.D. from or any failure to reelect him to his then position, except in connection with his termination as a result of death, disability, or mutual agreement of the parties, voluntary resignation by Jack Snyder, M.D. not for Good Reason, or termination by Jack Snyder, M.D. with Stated Cause;

                  (ii) A reduction of Jack Snyder, M.D.'s base salary from the Company or the taking of any action by the Company which would materially adversely affect Jack Snyder, M.D.'s participation in or materially reduce his benefits under any plan established to provide compensation for the Company's executive level employees, including but not limited to the Company's bonus plan, stock incentive plan, or any other stock award or stock grant opportunity applicable to him;

                  (iii) The relocation of the office at which Jack Snyder, M.D. regularly performs his duties for the Company that requires him to relocate his residence.

            d) "Stated Cause" shall mean Cause communicated to Jack Snyder, M.D. by the Company in a Notice of Termination.

            e) "Notice of Termination" shall mean written notice given by either party to the other of an intention to terminate this Agreement pursuant to subparagraphs (a) (iv), (v) or (vi) of this Paragraph 9 of this Agreement.

            f) Notice of Termination shall be sent by certified mail or registered mail, return receipt requested, first class postage prepaid, to the residence in the case of Jack Snyder, M.D., and to its principal office in the Town of Stratford, Connecticut, to the attention of the President, in the case of the Company.


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            g)    The "Termination Date" shall be the date Jack Snyder, M.D.
ceases providing services to the Company as an employee.

      10.   Compensation after Termination

            a) Jack Snyder, M.D. will not receive any compensation from the Company after the Termination Date other than accrued, unused vacation, except as described under Paragraph (b) of this Section of this Agreement, if applicable. Jack Snyder, M.D.'s participation in all fringe benefits offered by the Company to its employees will cease immediately on the Termination Date except as described in Paragraph (b) of this section of this Agreement, if applicable. Nothing in this Agreement, however, is intended to impair any rights vested under the law in any benefit plan of the Company.

            b) If this Agreement and Jack Snyder, M.D.'s employment with the Company is terminated by the Company without Stated Cause, or through Jack Snyder's resignation for Good Cause, then during the applicable "Post Notice of Termination Without Stated Cause Period" described in subparagraph (vi) of this paragraph.

                  (i) The Company will pay Jack Snyder, M.D. at his rate of base pay determined as of the date preceding the Notice of Termination Without Stated Cause issuance.

                  (ii) Jack Snyder, M.D. shall act as a consultant to the Company as requested by the Company for up to six days per month.

                  (iii) The Company will continue participation in all applicable Company benefit plans for Jack Snyder, M.D. and/or his eligible dependents on the same basis as if Jack Snyder, M.D. continued to be an active full-time employee of the Company.

                  (iv) The Company will pay up to $10,000 for outplacement services for Jack Snyder, M.D. provided by an outplacement provider of Jack Snyder, M.D.'s choice.

                  (v)    The Company will continue to honor any option-vesting
                         schedule in effect for options granted to Jack Snyder, M.D. as of the date preceding the Notice of Termination Without Stated Cause Issuance Date.

                  (vi) If termination occurs within twelve months after the Company experiences a change in control, the Post Notice of Without Stated Cause Termination Period shall be twelve months beginning with the Notice of Without Stated Cause Termination Issuance Date. Otherwise, the Post Notice of Without Stated Cause Termination Period shall be six months beginning with the Notice of Without Stated Cause Termination Issuance Date or Resignation for Good Cause Notice.

                         A. For purposes of this paragraph, "change in control" shall have the meaning set forth in Exhibit C attached hereto and incorporated herein.

            11.   Company Property
                  ----------------

            On the Termination date, or at any earlier point in time after a Notice of Termination is received when a request is made by the Company for same, Jack Snyder, M.D. will turn over to the Company all notes, reports, memoranda, books, records, chemicals, devices and documents, whether in written, typewritten, computerized or any other form, which are in Jack Snyder, M.D.'s possession or under his control, whether prepared by him or others, related to the Company or related to the business of the Company provided such material was acquired by Jack Snyder, M.D. during the course of his employment with the Company and is not in the public domain. At the conclusion of the period described in paragraph (b) of Section 10 of this Agreement, or at any earlier point in time when a request is made by the Company for same, Jack Snyder, M.D. shall also return to the Company any keys, parking card, credit card, business cards or other materials related to this employment with the Company or the operation of the Company.


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      12.   Proprietary Information
            -----------------------

            Jack Snyder, M.D. hereby agrees to all the terms and conditions of the Agreement regarding confidential Company information attached hereto as Exhibit D and incorporated herein.

      13.   Non-Competition
            ---------------

            Jack Snyder, M.D. agrees that, to the fullest extent permitted by law, for the period of one (1) year after his Termination Date, Jack Snyder, M.D. (a) will not solicit business on behalf of any for-profit entity in the clinical chemistry business, which is performing or marketing anatomic pathology services other than PAP tests ("Competing Entity"), (b) will not solicit competing business from customers of the Company, (c) will not solicit the employment or services (except through the Company) of any of the employees of the Company, and (d) will not, directly or indirectly, participate in the ownership, management, operation or control of any Competing Entity in the continental United States provided that nothing in this Paragraph shall prevent investment ownership of less than 5% of the shares of a publicly traded Competing Entity.

      14.   Remedy for Breach
            -----------------

            Jack Snyder, M.D. acknowledges:

            a) that he may be an officer of the Company and as such he would be conversant with, and have access to, the business affairs, records, trade secrets, customers and customer lists, suppliers, supplier lists, patents, technical know-how, chemicals, devices, sales or distribution agents and representatives, sales or distribution agents and representatives' lists and other confidential and proprietary information of the Company; and other confidential and proprietary information of the Company; and

            b) that his compliance with the covenants and agreements in this Agreement is necessary to protect the goodwill and other proprietary interests of the Company; and

            c) that a breach of his covenants and agreements in this Agreement will result in continuing and irreparable damage to the Company for which there will be no adequate remedy at law.

            Both parties recognize that the services to be rendered under this Agreement by Jack Snyder, M.D. are special and unique and of an extraordinary character, and that in the event there is a breach by Jack Snyder, M.D. of the terms and conditions of this Agreement to be performed by him, then the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction either in law or in equity, to obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by Jack Snyder, M.D., or to enjoin Jack Snyder, M.D. from performing services for any Competing Entity. The parties further recognize and agree that breach by Jack Snyder, M.D. of his obligations under Sections 11, 12 or 13 of this Agreement shall relieve the Company of its obligations under paragraph (b) of Section 10 of this Agreement but that such relief shall not be an adequate remedy at law.

            The parties agree that any dispute arising under this Agreement (other than those arising under Sections 11, 12, 13 or 14 of this Agreement) shall be subject to arbitration in the State of Connecticut according to the rules of the American Arbitration Association for employment dispute arbitration.

      15.   Jack Snyder, M.D.'s Representation
            ----------------------------------

            Jack Snyder, M.D. warrants and represents that neither the execution and delivery nor the performance of this Agreement by him will in any way violate, or conflict with, any other agreement by which he may be bound or any duty or obligation to which he may be subject and that he will take all steps necessary to comply with the representation.


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      16.   Assignments
            -----------

            The rights and obligations of Jack Snyder, M.D. under this Agreement shall be assignable to and binding upon the successors and assigns of the Company including any corporation organized by the Company to carry on the business of the Company.

      17.   Entire Agreement
            ----------------

            This instrument contains the entire Agreement of the parties. It may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification extension or discharge is sought. This Agreement supercedes any verbal, written or other agreement(s) or understanding(s) existing between Jack Snyder, M.D. and the Company relating to his employment or the other matters covered herein.

      18.   Severability
            ------------

            If any provision of this Agreement shall be held invalid, such invalidity shall not affect any other provisions of this Agreement not held so invalid, and only such provisions shall to the full extent consistent with the law remain in full force and effect.











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      19.   Applicable Law
            --------------

            This Agreement shall be governed by the laws of the State of Connecticut.


            IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement.


                                    DIANON SYSTEMS, INC.



28 June 2000                        By:    /s/ Kevin C. Johnson
 ------------                              ---------------------
Date                                      Kevin C. Johnson


26 June 2000                        By:    /s/ Jack W. Snyder
 ------------                              ---------------------
Date                                      Jack Snyder, M.D.










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